Exhibit 10.1

SIXTH AMENDMENT

This SIXTH AMENDMENT (“Amendment”) dated as of November 2, 2015 (the “Effective Date”), is by and among Swift Energy Company, a Texas corporation (“Swift Co”), and Swift Energy Operating, LLC, a Texas limited liability company (“Swift LLC”; and together with Swift Co, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”).
Whereas, the Borrowers, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of September 21, 2010, as amended by the First Amendment and Consent thereto dated as of May 12, 2011, the Second Amendment thereto dated as of October 2, 2012, the Third Amendment thereto dated as of October 31, 2012, the Fourth Amendment and Consent thereto dated as of April 30, 2014 and the Fifth Amendment thereto dated as of May 1, 2015 (as so amended, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein;
Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Agreement
Section 1.Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Exhibit 10.1

Section 2.Amendments to the Credit Agreement.

(a)The pricing grid in the definition of “Applicable Margin” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Borrowing Base Usage	Eurodollar Rate Loans	Alternate Base Rate Loans	Commitment Fee
>90%	3.00%	2.00%	0.500%
<90% and >75%	2.75%	1.75%	0.500%
<75% and >50%	2.50%	1.50%	0.500%
<50% and >25%	2.25%	1.25%	0.500%
<25%	2.00%	1.00%	0.500%

(b)The following definitions in Section 1.2 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Existing Senior Notes” shall mean (a) the $250,000,000 of 7-1/8% senior unsecured notes due on June 1, 2017, (b) the $225,000,000 of 8-7/8% senior unsecured notes due on January 15, 2020 and (c) the $400,000,000 of 7-7/8% senior unsecured notes due on March 1, 2022, in each case issued prior to the Sixth Amendment Closing Date.
“Final Maturity” shall mean November 1, 2017; provided that, if all of the Existing Senior Notes referred to in clause (a) of the definition of “Existing Senior Notes” outstanding on the Sixth Amendment Closing Date are not, on or before March 2, 2017, either (i) amended to extend the scheduled maturity date thereof to a date no earlier than May 1, 2018 and/or (ii) repurchased, retired, redeemed, satisfied, defeased, refinanced with Permitted Refinancing Debt and/or in effect exchanged for Capital Stock of Swift Co in a transaction permitted hereunder, then “Final Maturity” shall mean March 2, 2017.
“Indebtedness” shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien), (e) Letters of Credit, (f) Contingent Obligations, and (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any similar payment in respect of any Capital Stock of such Person on a date prior to the date that is 90 days after Final Maturity, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

Exhibit 10.1

“New Unsecured/Subordinated Debt” shall mean Indebtedness of the Borrowers (including senior unsecured notes, subordinated notes, convertible notes, preferred stock with any mandatory redemption and other Indebtedness not ranking pari passu with the Obligations, but excluding the Existing Senior Notes and Permitted Refinancing Debt) issued after the Sixth Amendment Closing Date of up to $200,000,000 in principal amount, in such form and with terms, including, when appropriate, the subordination of such Indebtedness to the payment in full of the Obligations, the termination or Cash Collateralization of all Letters of Credit and the termination of the Facility Amounts, approved by the Administrative Agent in writing in advance of the incurrence thereof.
“Security Agreement” shall mean the Second Amended and Restated Security Agreement dated as of November 2, 2015 executed by each Borrower and each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties in form and substance satisfactory to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time-to-time.
(c)Section 1.2 of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

“Account Control Agreement” shall mean, if any deposit account or securities account of any Borrower or any Guarantor is held with a bank or securities intermediary that is not the Administrative Agent, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent with such other bank or securities intermediary governing any such deposit accounts or securities accounts of such Borrower or such Guarantor.
“Aggregate Unsecured/Subordinated Debt Amount” shall mean, on any date, the aggregate outstanding principal amount of all Existing Senior Notes, all New Unsecured/Subordinated Debt and all Permitted Refinancing Debt on such date.
“Initial Aggregate Unsecured/Subordinated Debt Amount” shall mean $875,000,000.
“Sixth Amendment Closing Date” shall mean November 2, 2015.
“Material Unsecured/Subordinated Debt Reduction Transaction” means a transaction among Swift Co and certain holders of the Existing Senior Notes, New Unsecured/Subordinated Debt or Permitted Refinancing Debt (other than any transaction that would cause a Default, Event of Default or a reduction of the Borrowing Base hereunder) whereby the Aggregate Unsecured/Subordinated Debt Amount is reduced by an amount equal to or greater than 50% of the Initial Aggregate Unsecured/Subordinated Debt Amount.

Exhibit 10.1

(d)Section 1.2 of the Credit Agreement is hereby amended by deleting the definition “New Zealand Litigation” in its entirety.

(e)The first paragraph of Section 5.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.6    SEC and Other Reports. Deliver to the Administrative Agent,
(a)    within five days after any material report (other than financial statements) or other communication is sent by any Borrower or any of its Subsidiaries to its stockholders or partners or is filed by any Borrower or any of its Subsidiaries with the SEC, copies of such report or communication;
(b)    as soon as available and in any event within five days after the last day of each calendar month (each such last day being referred to herein as a “report date”), commencing with the October 31, 2015 report date, an updated 13-week cash flow budget of the Borrowers and the Guarantors in substantially the form attached as Exhibit XII hereto certified by a Responsible Officer; and
(c)    as soon as available and in any event within five days after the last day of each calendar month (each such last day being referred to herein as a “report date”), commencing with the October 31, 2015 report date, a trade accounts payable aging report of the Borrowers and the Guarantors as of such test date prepared by management of the Borrowers in substantially the form attached as Exhibit XIII hereto certified by a Responsible Officer.
(f)Section 5.24 of the Credit Agreement (Title Opinions; Title Defects) is hereby amended by replacing “75%” with “85%”.

(g)Section 5.25 of the Credit Agreement (Level of Mortgage Coverage) is hereby amended by replacing each reference therein to “75%” with “95%”.

(h)Section 5.27 of the Credit Agreement (Post Closing Requirements) is hereby amended by adding the following as new subsection (e) thereof:

(e)    Not later than 10 Business Days following the Sixth Amendment Closing Date (or a later date acceptable to the Administrative Agent in its sole discretion), the Borrowers shall deliver to the Administrative Agent each Account Control Agreement required pursuant to Section 5.28(b).

Exhibit 10.1

(i)The Credit Agreement is hereby amended by adding the following as new Section 5.28 and Section 5.29 thereto:

5.28    Bank Accounts. Cause all deposit accounts and securities accounts of each Borrower and each Guarantor (a) to be maintained with the Administrative Agent, (b) to be maintained with a Lender and, other than such deposit accounts and securities accounts with a Lender containing less than $1,000,000 in the aggregate at any time, be subject to an Account Control Agreement, (c) to be payroll accounts, or (d) with respect to deposit accounts and securities accounts not described in (a), (b) or (c) above, to contain less than $1,000,000 in the aggregate at any time.
5.29    Material Unsecured/Subordinated Debt Reduction Transaction. If no Material Unsecured/Subordinated Debt Reduction Transaction has been consummated on or prior to February 1, 2016, the Borrowers shall be deemed to have irrevocably requested an unscheduled determination of the Borrowing Base to occur on or about February 1, 2016 pursuant to Section 2.11(b). For the avoidance of doubt, such unscheduled determination of the Borrowing Base shall be deemed to be made at the Borrowers’ request pursuant to Section 2.11(b) between the determinations of the Borrowing Base scheduled to occur on or about November 1, 2015 and May 1, 2016 pursuant to Section 2.11(b). No later than January 4, 2016, the Borrowers shall deliver the engineering reports required pursuant to Section 5.5(c) in connection with such unscheduled determination of the Borrowing Base.
(j)Section 6.1(e) of the Credit Agreement is hereby amended by replacing “$15,000,000” with “$5,000,000”.

(k)Section 6.1(i) of the Credit Agreement is hereby amended by replacing “$15,000,000” with “$5,000,000”.

(l)Section 6.4(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)    [Reserved];
(m)Section 6.4(e) of the Credit Agreement is hereby amended by inserting “(including any farmout or similar agreement)” immediately after “the sale or other disposition”.

(n)Section 6.4(f) of the Credit Agreement is hereby amended by inserting “(including any farmout or similar agreement)” immediately after “the sale or other disposition”.

(o)Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)    [Reserved];

Exhibit 10.1

(p)Section 6.5(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)    [Reserved].
(q)Section 6.8 of the Credit Agreement (Investments) is hereby amended by (i) inserting “and” at the end of clause (g) thereof, (ii) replacing “;” at the end of clause (h) thereof with “.” and (iii) deleting clauses (i) and (j) thereof in their entirety.

(r)Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.13    Current Ratio. Permit the ratio of Current Assets (plus Available Commitment) to Current Liabilities to be less than (a) 1.0 to 1.0 on September 30, 2015, (b) 0.5 to 1.0 at any time during the period from October 1, 2015 through and including December 31, 2016 and (c) 1.0 to 1.0 at any time thereafter.
(s)Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.14    Interest Coverage Ratio. Permit the ratio of EBITDAX to Interest Expense (calculated quarterly at the end of each fiscal quarter on a rolling four quarter basis) to be less than (a) 1.50 to 1.00 as of the last day of the fiscal quarter ending September 30, 2015, (b) 1.15 to 1.00 as of the last day of any fiscal quarter ending during the period from December 31, 2015 through and including June 30, 2016, (c) 1.30 to 1.00 as of the last day of any fiscal quarter ending during the period from September 30, 2016 through and including December 31, 2016 and (d) 2.00 to 1.00 as of the last day of any fiscal quarter ending thereafter.
(t)Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.15    Senior Secured Leverage Ratio. Permit the ratio of the Obligations (other than Hedging Obligations and Cash Management Obligations) as of the last of any fiscal quarter to EBITDAX for the four fiscal quarter period then ended to be greater than (a) 3.00 to 1.00 as of the last day of the fiscal quarter ending September 30, 2015, (b) 3.50 to 1.00 as of the last day of any fiscal quarter ending during the period from December 31, 2015 through and including June 30, 2016, (c) 3.00 to 1.00 as of the last day of any fiscal quarter ending during the period from September 30, 2016 through and including December 31, 2016 and (d) 2.50 to 1.00 as of the last day of any fiscal quarter ending thereafter.
(u)Section 6.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.22    [Reserved].

Exhibit 10.1

(v)Exhibit IV to the Credit Agreement (Form of Compliance Certificate and Hedging Report) is hereby amended and restated in its entirety in the form of Exhibit IV attached hereto.

(w)The Credit Agreement is hereby amended by adding Exhibit XII attached hereto as new Exhibit XII to the Credit Agreement (Form of 13-Week Cash Flow Budget).

(x)The Credit Agreement is hereby amended by adding Exhibit XIII attached hereto as new Exhibit XIII to the Credit Agreement (Form of Trade Accounts Payable Aging Report).

Section 3.Borrowing Base Redetermination. The Administrative Agent hereby notifies the Borrowers, and the undersigned Lenders hereby agree and acknowledge, that the amount of the Borrowing Base has been redetermined by the Administrative Agent and the Lenders in accordance with Section 2.11(b) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $330,000,000, effective as of the Effective Date. For the avoidance of doubt, such redetermination is the scheduled redetermination of the Borrowing Base to occur on or about November 1, 2015 pursuant to Section 2.11(b) of the Credit Agreement. The Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined or otherwise adjusted in accordance with the terms of the Credit Agreement.

Section 4.Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a)the Administrative Agent shall have received counterparts hereof duly executed by each Borrower, the Administrative Agent, the Issuing Bank and the Required Lenders;

(b)the Administrative Agent shall have received counterparts of the attached Acknowledgment and Reaffirmation duly executed by each Guarantor;

(c)the Administrative Agent shall have received counterparts of the Second Amended and Restated Security Agreement duly executed by each Borrower and each Guarantor, together with appropriate UCC-1 financing statements for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create and perfect a first priority security interest in the Collateral described in the Second Amended and Restated Security Agreement (other than Account Control Agreements); and

(d)the Administrative Agent shall have received Mortgages (or supplements to existing Mortgages in form and substance satisfactory to the Administrative Agent) from the Borrowers and the Guarantors covering at least 95% of the value of the Oil and Gas Properties used in determining the Borrowing Base for properties situated in the United States and all improvements, personal property, and fixtures related thereto; together with appropriate UCC-1 financing statements for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create and perfect a first priority security interest in the Mortgaged Properties;

Exhibit 10.1

(e)the Administrative Agent shall have received title opinions, in form and substance and by counsel satisfactory to the Administrative Agent, or other confirmation of title acceptable to the Administrative Agent, covering Oil and Gas Properties constituting at least 85% of the value of the Oil and Gas Properties used in determining the Borrowing Base for properties situated in the United States; and

(f)(i) the Administrative Agent shall have received counterparts of the Fee Letter dated as of November 2, 2015 (the “Sixth Amendment Fee Letter”) duly executed by the Borrowers, the Administrative Agent and the Arranger and (ii) the Borrowers shall have paid (A) all fees required to be paid on the Effective Date pursuant to the Sixth Amendment Fee Letter and (B) all costs and expenses which have been invoiced and are payable pursuant to Section 9.16(a) of the Credit Agreement.

Section 5.Representations and Warranties. Each Borrower hereby represents and warrants that as of the Effective Date, after giving effect to this Amendment:

(a)the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to "Material Adverse Effect" or otherwise as to "materiality", such representation and warranty is true and correct in all respects) on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date;

(b)no Default or Event of Default has occurred and is continuing;

(c)the execution, delivery and performance of this Amendment are within the limited liability company, limited partnership, or corporate power and authority of each Borrower and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings;

(d)this Amendment constitutes the legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(e)there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment;

(f)the Liens under the Security Instruments are valid and subsisting and secure the Obligations, as amended hereby.

Section 6.Effect of Amendment.

(a)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the

Exhibit 10.1

Issuing Bank or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(b)Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c)This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

(d)Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 7.Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Borrower, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 7 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

Section 8.Governing Law. This Amendment shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law; provided, however, that Chapter 345 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply.

Section 9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Exhibit 10.1

Section 10.ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

Exhibit 10.1

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.
BORROWERS:
SWIFT ENERGY COMPANY

By: s/b Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and
Chief Financial Officer

SWIFT ENERGY OPERATING, LLC

By: s/b Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and
Chief Financial Officer

Exhibit 10.1

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:
JPMORGAN CHASE BANK, N.A.

By: s/b Jo Linda Papadakis
Name:    Jo Linda Papadakis
Title:    Authorized Officer

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LENDER:
WELLS FARGO BANK, N.A.

By: s/b Stephanie Harrell
Name:    Stephanie Harrell
Title:    Vice President

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Vice President

LENDER:
COMPASS BANK

By: s/b Rachel Festervand
Name:    Rachel Festervand
Title: SVP

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LENDER:
ROYAL BANK OF CANADA

By: s/b William J. Caggiano
Name:    William J. Caggiano
Title:    Authorized Signatory

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LENDER:
AMEGY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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LENDER:
COMERICA BANK

By:    s/b Alan Blankstein
Name:    Alan Blankstein
Title:    Vice President

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LENDER:
U.S. BANK NATIONAL ASSOCIATION

By:    s/b Suzanne E. Geiger
Name:    Suzanne E. Geiger
Title:    Senior Vice President

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LENDER:
BRANCH BANKING & TRUST COMPANY

By: s/b James Giordano
Name:    James Giordano
Title:    Senior Vice President

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LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By: s/b Richard Antl
Name:    Richard Antl
Title:    Authorized Signatory

By: s/b Daria Mahoney
Name:    Daria Mahoney
Title:    Authorized Signatory

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LENDER:
MUFG UNION BANK, N.A.

By:
Name:
Title:

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LENDER:
WHITNEY BANK

By:    s/b Liana Tchernysheva
Name:    Liana Tchernysheva
Title:    Senior Vice President

Exhibit 10.1

ACKNOWLEDGMENT, REAFFIRMATION AND RELEASE

Each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Sixth Amendment dated as of November 2, 2015 (the “Effective Date”) among Swift Energy Company, Swift Energy Operating, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Guaranty Agreement dated as of September 21, 2010 by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties (as defined therein).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of the foregoing Sixth Amendment, the Credit Agreement (as defined therein), any other Loan Document (as defined therein), or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Guarantor, by execution hereof, hereby acknowledges and agrees that the agreements in this paragraph are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

GASRS LLC

By: s/b Terry E. Swift
Terry E. Swift
President

SWENCO-WESTERN, LLC

By:     s/b Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President, Chief
Financial Officer and Secretary